Exhibit 99.1
ARCH CAPITAL GROUP LTD. ANNOUNCES
CLOSING OF $200 MILLION PUBLIC OFFERING OF DEPOSITARY SHARES
REPRESENTING SERIES F PREFERRED SHARES

HAMILTON, BERMUDA, August 17, 2017 - Arch Capital Group Ltd. [NASDAQ: ACGL] announced today that it has closed an underwritten public offering of 8,000,000 Depositary Shares, each of which represents a 1/1,000th interest in a 5.45% Non-Cumulative Preferred Share, Series F, of ACGL. The public offering price is $25 per Depositary Share for an aggregate public offering price of $200 million. The underwriters have been granted a 30-day option to purchase up to an additional 1,200,000 Depositary Shares. The Company intends to use the net proceeds of this offering to redeem in part its outstanding Series C Non-Cumulative Preferred Shares. The Depositary Shares have been approved for listing on NASDAQ under the symbol “ACGLO.”

On or after August 17, 2022, the Company may redeem all or a portion of the Series F Preferred Shares at a redemption price equal to $25,000 per Series F Preferred Share (equivalent to $25 per Depositary Share), plus declared and unpaid dividends, if any, to, but excluding, the date of redemption.

The offering was led by Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC and J.P. Morgan Securities LLC as joint book-running managers.

The Company also announced today that it had called for redemption on September 18, 2017, 8,000,000 of its outstanding of 6.75% Series C Non-Cumulative Preferred Shares. The Series C Non-Cumulative Preferred Shares will be redeemed at a redemption price equal to $25.00 per share (an aggregate redemption price of $200 million), plus all declared and unpaid dividends to (but excluding) the redemption date. The record date for payment of the dividend on the Series C Non-Cumulative Preferred Shares being redeemed is September 15, 2017.

Arch Capital Group Ltd., a Bermuda-based company with approximately $11.13 billion in capital at June 30, 2017, provides insurance, reinsurance and mortgage insurance on a worldwide basis through its wholly owned subsidiaries.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which the offer, solicitation or sale is not permitted. The offering is being made pursuant to the Company’s effective shelf registration statement previously filed with the Securities and Exchange Commission.  This offering may be made only by means of a prospectus, including a preliminary prospectus supplement, forming a part of the effective registration statement.

You may obtain a copy of the preliminary prospectus supplement, the final prospectus supplement, when available, and accompanying prospectus from the Securities and Exchange Commission at www.sec.gov. Alternatively, the underwriters may arrange to send you these documents if you request them by contacting Merrill Lynch, Pierce, Fenner & Smith Incorporated, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attn: Prospectus Department or by emailing dg.prospectus_requests@baml.com; Morgan Stanley, 180 Varick Street, 2nd Floor, New York, New York 10014, Attention: Prospectus Department; Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attn: WFS Customer Service, by calling toll-free: 1-800-645-3751 or by emailing: wfscustomerservice@wellsfargo.com; or J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 Attention: Investment Grade Syndicate Desk - 3rd floor or by calling (212) 834-4533.

Cautionary Note Regarding Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This release or any other written or oral statements made by or on behalf of Arch Capital Group Ltd. and its subsidiaries may include forward-looking statements, which reflect our current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements.
Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. Forward-looking statements involve our current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: adverse general economic and market conditions; increased competition; pricing and policy term trends; fluctuations in the actions of rating agencies and our ability to maintain and improve our ratings; investment performance; the loss of key personnel; the adequacy of our loss reserves, severity and/or frequency of losses, greater than expected loss ratios and adverse development on claim and/or claim expense liabilities; greater frequency or severity of unpredictable natural and man-made catastrophic events; the impact of acts of terrorism and acts of war; changes in regulations and/or tax laws in the United States or elsewhere; our ability to successfully integrate, establish and maintain operating procedures as well as integrate the businesses we have acquired or may acquire into the existing operations; changes in accounting principles or policies; material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements; availability and cost to us of reinsurance to manage our gross and net exposures; the failure of others to meet their obligations to us; and other factors identified in our filings with the U.S. Securities and Exchange Commission.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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Contact:    Arch Capital Group Ltd.
Mark D. Lyons
(441) 278-9250

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